EXHIBIT 23.1

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Olympus Ventures, Inc.


We consent to the use of our report dated February 28, 1997 on the financial statements of Olympus Ventures, Inc. as of June 30, 1996 and inclusion of our name in this Registration Statement on Form S-8.


New York, NY
April 1, 1997

                              /s/  LAZAR, LEVINE & COMPANY LLP

                                   Lazar, Levine & Company LLP